Exhibit 99.1

VERUS INTERNATIONAL ANNOUNCES NEW PACHYDERM LABS DIVISION

Gaithersburg, MD – June 25, 2020 – Verus International, Inc. (“Verus” or the “Company”) (OTCQB: VRUS) is pleased to announce its newest operating division, Pachyderm Labs, which will target the consumer cannabidiol (“CBD”) products market. The division will operate out of the Company’s Houston, Texas location, which will operate as both a manufacturing and warehouse facility.

Pachyderm Labs has been a stealth initiative under development for nearly a year, so it enters the Verus product family with a fully developed product line, supply chain, distribution channels, inventory, and initial customers. Pachyderm Labs will feature two main brands, “Elephant Hemp” and “U-Try CBD,” and will initially have more than 12 different SKU’s with multiple flavor and aroma variations, covering health-enhancing oils, creams, lotions and other CBD-infused edibles. The brands have been designed for both CBD-oriented retailers and mass retailers such as drug stores and convenience stores.

“We have been working on this division for many months and wanted to have it ready for launch before we unveiled our new line,” explained Verus CEO Anshu Bhatnagar. “We just received our first shipment of approximately $500,000 worth of finished product and have approximately $1.2 million in initial orders, so Pachyderm Labs will quickly begin to contribute to Verus’ revenue. We are currently in talks with corporate partners and retail chains, so we believe Pachyderm Labs will be one of our fastest growing divisions in 2020. The entry into this non-food category fulfills our desire to add health-oriented lines that carry high margins, but are still within the consumer products space.”

Initial sales will be to traditional CBD-oriented retailers, but some segments of the product line will also target buyers at national convenience and drug store chains. Pachyderm Labs will initially concentrate on the U.S. market.

“We worked with established retailers to develop this line,” explained CEO Bhatnagar. “So, we are entering the market with strong strategic input from successful store operators who know the business and the trends. We are encouraged by the initial reaction to our products and packaging, so that strategic input is already proving invaluable. Based on initial feedback, we believe our product line can make inroads with traditional retailers who are just now beginning to stock a wider range of products in this category. We expect to be very busy in this division through the remainder of 2020 as we build out our customer base.”

About Verus International

Verus is a global, emerging multi-line consumer packaged goods (CPG) company developing branded product lines in the U.S. and the Middle East; and medical protective supplies on a global basis. The Company trades on the OTC market (OTCQB: VRUS). Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. Additional information is also available at the Company’s website, www.verusfoods.com, and via the official Twitter feed @Verus_Foods, the Big League Foods subsidiary Twitter feed @BigLeagueFoods, the Verus Cares subsidiary Twitter feed @VerusCares, and the Pachyderm Labs subsidiary Twitter feed @PachydermLabs.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:

MKR Group Inc.

Todd Kehrli or Mark Forney

vrus@mkr-group.com